SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------



                                   FORM 8-K/A


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                  MAY 21, 1999
                Date of report (Date of earliest event reported)


                                 NUCLEUS, INC.
             (Exact Name of Registrant as Specified in its Charter)


            0-14039                                   11-2714721
    (Commission File Number)              (I.R.S. Employer Identification No.)




      150 NORTH MICHIGAN AVENUE
          CHICAGO, ILLINOIS                               60601
(Address of Principal Executive Offices)               (Zip Code)


                                  312/683-9000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

     As previously reported on Form 8-K dated May 21, 1999 and filed with the Securities and Exchange Commission (the "Commission") on June 7, 1999, Nucleus, Inc. ("Nucleus" or the "Company") acquired Telos Distributing, Inc. ("Telos") pursuant to an Agreement and Plan of Merger dated as of May 21, 1999 (the "Agreement"). This Form 8-K/A is being filed in accordance with the Commission's rules to include the required historical and pro forma financial information relating to the transaction which was not available at the time of the initial filing on Form 8-K.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

               Nucleus files herewith the following financial statements of
               Telos:

                    Report of Independent Public Accountants
                    Balance Sheets as of December 31, 1998 and
                         March 31, 1999 (unaudited)
                    Statements of Operations for the years ended December 31,
                         1997 and 1998 and the three months ended
                         March 31, 1998 (unaudited) and 1999 (unaudited)
                    Statements of Cash Flows for the years ended December 31,
                         1997 and 1998 and the three months ended March 31, 1998 (unaudited) and 1999 (unaudited)
                    Notes to Financial Statements

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



Board of Directors and Shareholders
Telos Distributing, Inc.


We have audited the balance sheet of Telos Distributing, Inc. as of December 31, 1998, and the related statements of operations and cash flows for each of the years in the two year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Telos Distributing, Inc. as of December 31, 1998, and the results of its operations and cash flows for each of the years in the two year period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                        James E. Scheifley & Associates, P.C.
                                        Certified Public Accountants

Englewood, Colorado
May 12, 1999

                            TELOS DISTRIBUTING, INC.
                                  BALANCE SHEETS

                                                        DECEMBER 31,      MARCH 31,
ASSETS                                                      1998            1999
------                                                  ------------     -----------
                                                                         (UNAUDITED)
Current assets:
  Cash and cash equivalents...........................    $    773        $    438
  Accounts receivable, trade..........................     116,598          35,505
  Note receivable current portion.....................       5,027           5,075
  Inventory...........................................      19,626          30,219
                                                          --------        --------
     Total current assets.............................     142,024          71,237

Property and equipment, at cost, net of
  accumulated depreciation............................         335              84

Note receivable.......................................      19,222          18,592
Other assets..........................................       1,812           1,812
Goodwill, net of amortization.........................      19,756          19,245
                                                          --------        --------
                                                          $183,149        $110,970
                                                          ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities
  Accounts payable....................................    $124,245        $ 67,456
  Accrued expenses....................................       2,933           1,527
  Accrued salaries - officers.........................      15,000           5,153
                                                          --------        --------
     Total current liabilities........................     142,178          74,136
                                                          --------        --------

Stockholders' equity:
  Common stock, no par value, 200,000 shares
    authorized, 79,500 shares issued and
    outstanding......................................          400             400
Retained earnings....................................       40,571          36,434
                                                          --------        --------
                                                            40,971          36,834
                                                          --------        --------
                                                          $183,149        $110,970
                                                          ========        ========


          See accompanying notes to consolidated financial statements.

                            TELOS DISTRIBUTING, INC.
                            STATEMENTS OF OPERATIONS

                                                   YEAR ENDED                THREE MONTHS ENDED
                                                   DECEMBER 31,                   MARCH 31,
                                         -------------------------------- --------------------------
                                               1997            1998            1998         1999
                                         ---------------- --------------- ------------ --------------
                                                                                 (UNAUDITED)
Total revenues...........................    $1,085,977      $1,300,648       $332,040     $185,268
Cost of revenues.........................       735,558         952,288         26,926       93,693
Selling, general & administrative
 expenses................................       313,502         287,742         70,323       95,712
                                             ----------      ----------       --------     --------
Income from operations...................        36,917          60,618         34,791       (4,137)
Other income (expense)...................           597            (203)            --           --
                                             ----------      ----------       --------     --------
Income (loss) before taxes...............        37,514          60,415         34,791       (4,137)
Provisions for income taxes..............         7,618          12,761          6,700           --
                                             ----------      -----------      --------     --------
Net income (loss)........................    $   29,896      $   47,654       $ 28,091     $ (4,137)
                                             ==========      ==========       ========     ========


          See accompanying notes to consolidated financial statements.

                            TELOS DISTRIBUTING, INC.
                            STATEMENTS OF CASH FLOWS

                                                          YEAR ENDED                  THREE MONTHS ENDED
                                                          DECEMBER 31,                     MARCH 31,
                                                 ----------------------------- -------------------------------
                                                      1997            1998           1998           1999
                                                 --------------- ------------- --------------- ---------------
                                                                                    (UNAUDITED)
Net income (loss)...........................        $ 29,896        $ 47,654     $  28,091       $ (4,137)
  Adjustments to reconcile net income
    (loss) to net cash provided by (used
    in) operating activities:
    Depreciation and amortization...........           3,277           2,198           511            762
Changes in assets and liabilities:
  (Increase) decrease in accounts
    receivable..............................          33,823         (93,661)     (103,864)        81,093
  (Increase) decrease in inventory..........         (11,510)         11,827        (3,829)       (10,593)
  Decrease in deposits......................              --           1,470            --             --
  Increase (decrease) in accounts
    payable and accrued expenses............         (91,249)         42,112        93,165        (73,195)
  Increase (decrease) in accrued
    income taxes............................           6,165          (6,165)       (6,165)         5,153
                                                    --------        --------     ---------       --------
    Total adjustments.......................         (59,494)        (42,219)      (20,182)         3,220
                                                    --------        --------     ---------       --------
Net cash provided by (used in) operating
  activities................................         (29,598)          5,435         7,909           (917)
                                                    --------        --------     ---------       --------

Cash flows from investing activities:
  Repayment of notes receivable.............          38,042           3,247                          582
Acquisition of plant and equipment..........            (430)             --            --             --
                                                    --------        --------     ---------       --------
Net cash provided by investing activities...          37,612           3,247                          582
                                                    --------        --------                     --------

Cash flows from financing activities:
  Repayment of long-term debt...............         (10,091)         (7,909)       (7,909)            --
                                                    --------        --------     ---------       --------
  Net cash (used in) financing activities...         (10,091)         (7,909)       (7,909)            --
                                                    --------        --------     ---------       --------

Increase (decrease) in cash.................          (2,077)            773            --           (335)

Cash and cash equivalents, beginning of
  period....................................           2,077              --            --            773
                                                    --------        --------     ---------       --------

Cash and cash equivalents, end of
  period....................................        $     --        $    773     $      --       $    438
                                                    ========        ========     =========       ========


          See accompanying notes to consolidated financial statements.

                            TELOS DISTRIBUTING, INC.
                            STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED                   THREE MONTHS ENDED
                                                   DECEMBER 31,                     MARCH 31,
                                         -------------------------------- ----------------------------
                                               1997            1998             1998          1999
                                         ---------------- --------------- ------------- ---------------
                                                                                    (UNAUDITED)
Supplement cash flow information:
  Cash paid for interest..................   $    --         $   203         $   --          $   --
  Cash paid for income taxes..............        --           7,500             --              --


          See accompanying notes to consolidated financial statements.

                            TELOS DISTRIBUTING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


Note 1.   Organization and Summary of Significant Accounting Policies
          -----------------------------------------------------------

     The Company was incorporated in Colorado in August 1991 and has elected to be taxed as a "C" corporation. The Company provides computer equipment, software and service to business and individual customers in the Denver metropolitan area. The Company distributes its products through a service facility in Arvada, CO.

     Inventory:
     ---------

     Inventory consisting primarily of finished goods including complete computer systems, spare parts and related equipment held for retail sale is valued at the lower of cost or market on a first-in first-out basis.

     Property, Plant and Equipment:
     -----------------------------

     Property, plant and equipment is recorded at cost and is depreciated based upon estimated useful lives using the straight-line method. Estimated useful lives range from 3 to 5 years for furniture and fixtures and from 5 to 10 years for equipment.

     Revenue Recognition:
     -------------------

     Revenue is recognized at the time the product is delivered or the service is performed. Revenue related to long term service contracts is recognized on a pro rata basis over the term of the contract. Provision for sales returns are estimated based on the Company's historical return experience.

     Intangible Assets:
     -----------------

     Intangible assets consist of goodwill related to an asset acquisition made during 1993. Goodwill is being amortized using the straight line method over a period of 15 years. Amortization expense amounted to $2,044 for both of the years ended December 31, 1998 and 1997.

     The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1998 and 1997 fiscal years.

     Cash:
     ----

     Cash and cash equivalents include deposits in banks and debt instruments purchased with a maturity of three months or less.

     Estimates:
     ---------

     The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

                            TELOS DISTRIBUTING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


     Advertising costs:
     -----------------

     Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $6,510 and $5,486 in 1998 and 1997, respectively.

     Concentration of Risks:
     ----------------------

     The Company's short-term financial instruments consist of cash and cash equivalents; accounts and loans receivable; and payables and accruals. The carrying amounts of these financial instruments approximates fair value due to their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company had a major customer in 1998, (see Note 7) the loss of which may have a material negative impact upon the Company in 1999.

     Stock-based Compensation:
     ------------------------

     The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay stock based compensation during the years ended December 31, 1998 and 1997.

Note 2.   Property, Plant and Equipment
          -----------------------------

          Property, plant and equipment consists of the following at December 31, 1998:

                                                                1997           1998
                                                                ----           ----
               Office furniture and equipment............    $ 21,291       $ 19,910
               Vehicle...................................       3,500          3,500
                                                             --------       --------
                                                               24,791         23,410
               Less accumulated depreciation.............     (22,921)       (23,075)
                                                             --------       --------
                                                             $  1,870       $    335
                                                             ========       ========

     Depreciation charged to operations was $154 and $1,233 for the years ended December 31, 1998 and 1997 respectively.

Note 3.   Goodwill
          --------

     Amortization of goodwill amounted to $2,044 for each of the years ended December 31, 1998 and 1997 and was computed using the straight line method over a fifteen-year period. Goodwill recorded by the Company represents the excess of the purchase price and liabilities assumed over the fair value of the assets of Mile High Clone Supply, Inc., d/b/a EDW Computers (EDW) which amounted to $30,657 at the purchase date (August 11, 1993). The Company continues to utilize the EDW name to advertize and market its products and services.

                            TELOS DISTRIBUTING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


Note 4.   Note Receivable
          ---------------

     During the year ended December 31, 1997, the Company converted an aggregate of $30,194 of trade accounts receivable due from one customer to a note with interest at 13.25%. During October 1998, the note was restructured to provide for monthly payments of $440 with interest at 8.5% per year increasing to 10.5% at October 15, 1999 and 15% at October 15, 2000. Should the note be paid in full by October 15, 2000, the Company has agreed to a discount of the remaining principal balance of $4,731. The term of the note extends through October 15, 2003. During the years ended December 31, 1998 and 1997, $3,247 and $2,698, respectively, was repaid on the note.

Note 5.   Income Taxes
          ------------

     Income taxes are determined under the methodology as required by Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes."

     The amounts shown for income taxes in the statements of operations differ from the amounts computed at federal statutory rates. The following is a reconciliation of those differences.

                                                  YEAR ENDED DECEMBER 31,
                                                  -----------------------
                                                    1998          1997
                                                  --------      ---------
Tax at federal statutory rates.................      34%           34%
Surtax exemption...............................     (18)          (18)
State income taxes.............................       5             5
                                                    ---           ---
                                                     21%           21%
                                                    ===           ===

Note 6.   Leases
          ------

     Operating leases:
     ----------------

     The Company leases its facilities under an operating lease expiring September 30, 1999. Minimum future rentals payable under the lease are $17,900 for 1999.

     Rent expense amounted to $23,748 and $29,252 for the years ended December 31, 1998 and 1997, respectively.

Note 7.   Sales to major customers
          ------------------------

During the years ended December 31, 1998 and 1997, the Company recorded revenue for goods or services provided to client companies that comprise greater than 10% of total revenues as follows:

                                                      1998           1997
                                                      ----           ----

     Center Partners.......................         $479,124       $     --
     CEI Automation........................          123,937             --
     H.M. Brown............................               --        108,034
     Denver Zoological Society.............               --        112,997

                            TELOS DISTRIBUTING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


     At December 31, 1998 the Company had balances due from CEI Automation and Center Partners amounting to $73,423 and $2,100, respectively, which were paid in full subsequent to that date.

Note 8.   Planned merger transaction
          --------------------------

     On May 21, 1999 the Company entered into a merger agreement with Nucleus, Inc. (Nucleus) whereby all of the outstanding shares of the Company would be exchanged for newly issued shares of Nucleus. The merger is expected to be completed in mid-1999 and has been approved by the Company's Board of Directors.

     (b)  PRO FORMA FINANCIAL INFORMATION.

     The following unaudited pro forma combined financial statements of Nucleus give effect to (1) the merger of Nucleus Holding Corporation ("Holding") and Nucleus and (2) the acquisitions of Comp-Pro and Telos.

     The unaudited pro forma condensed balance sheet as of March 31, 1999 and the pro forma condensed combined statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 have been prepared to illustrate the effect of the merger and the acquisitions described above. The merger was accounted for as a pooling of interests and is treated as if it had occurred on January 1, 1997 for the pro forma statement of operations for the year ended December 31, 1997. The acquisitions (both accounted for as purchases) and the merger transaction are treated as if they had occurred on March 31, 1999, for the pro forma balance sheet as of March 31, 1999, as of January 1, 1998, for the pro forma statement of operations for the year ended December 31, 1998 and as of January 1, 1999 for the three months ended March 31, 1999. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998, was prepared from the audited historical statements of operations of Nucleus, Holding, Comp-Pro and Telos for the year then ended. The unaudited pro forma condensed balance sheet as of March 31, 1999, and the statement of operations for the three months ended March 31, 1999, was prepared from the unaudited historical balance sheets and statements of operations of Nucleus, Holding, Comp-Pro and Telos, respectively.

     The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial positions or combined results of operations of Nucleus that would have been reported had the merger and the acquisitions described above occurred on the dates indicated, nor do they represent a forecast of the combined financial position of Nucleus at any future date or the combined results of operations of Nucleus for any future period. Furthermore, no effect has been given in the pro forma combined statements of operations for synergies or cost savings, if any, that may be realized. The unaudited pro forma condensed financial statements reflect the acquisitions using the purchase method of accounting.

     The following unaudited pro forma condensed combined financial statements and accompanying notes are qualified in their entirety by reference to, and should be read in conjunction with Nucleus' Management's Discussion and Analysis of Financial Condition and Results of Operations included in its Annual Report on Form 10-KSB for the year ended December 31, 1998, as amended, and its Quarterly Report on Form 10-Q for the period ended March 31, 1999, and the audited financial statements of Telos, which are also included within this Form 8-K/A.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                          HISTORICAL
                                                  ----------------------------      PRO FORMA
                                                   NUCLEUS(1)    HOLDING(1)(2)     ADJUSTMENTS        PRO FORMA
                                                  ------------   -------------    -------------      -------------
Revenue.......................................     $ 721,745      $ 956,810       $       --         $1,678,555
Cost of revenues..............................       690,064        615,229               --          1,305,293
Selling, general, & administrative
 expense......................................       429,212        638,799               --          1,068,011
                                                   ---------      ---------       ----------         ----------
Operating loss................................      (397,531)       297,218)              --           (694,749)
Other expense.................................       (33,390)            --               --            (33,390)
                                                   ---------      ---------       ----------         ----------
Net loss......................................     $(430,921)     $(297,218)      $       --         $ (728,139)
                                                   =========      =========       ==========         ==========
  Diluted loss per share......................     $   (0.45)     $ (297.22)                         $    (0.16)
                                                   =========      =========                          ==========
  Diluted weighted average shares
    outstanding...............................       950,622          1,000        3,537,073(3)       4,488,695
                                                   =========      =========       ==========         ==========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                      HISTORICAL
                                              --------------------------------------------------------   PRO FORMA
                                               NUCLEUS(1)      HOLDING(1)      COMP-PRO        TELOS     ADJUSTMENTS   PRO FORMA
                                              -----------     ------------   -----------   ------------  -----------  ------------
Revenues...................................   $  747,144       $2,827,428     $ 481,176     $1,300,648    $      --    $5,356,396
Cost of revenues...........................      769,754        1,747,403       423,252        952,288           --     3,892,697
Selling, general, & administrative
  expenses.................................      455,857        1,147,135        81,188        287,742           --     1,971,922
Amortization expense.......................           --               --            --             --      100,803(4)    100,803
                                              ----------       ----------     ---------     ----------    ---------    ----------

Income (loss) from operations..............     (478,467)         (67,110)      (23,264)        60,618     (100,803)     (609,026)

Other income (expense).....................      (13,902)          35,008            --           (203)          --        20,903
                                              ----------       ----------     ---------     ----------    ---------    ----------

Income (loss) before taxes.................     (492,369)         (32,102)      (23,264)        60,415     (100,803)     (588,123)

Income tax expense (benefit)...............      (25,820)              --            --         12,761           --       (13,059)
                                              ----------       ----------     ---------     ----------    ---------    ----------

Income (loss) before extraordinary item....     (466,549)         (32,102)      (23,264)        47,654     (100,803)     (575,064)

Extraordinary item (net of tax benefit of
  $25,820).................................       50,125               --            --             --           --        50,125
                                              ----------       ----------     ---------     ----------    ---------    ----------

Net income (loss)..........................   $ (416,424)      $  (32,102)    $ (23,264)    $   47,654    $(100,803)   $ (524,939)
                                              ==========       ==========     =========     ==========    =========    ==========

  Diluted income per share before
     extraordinary item....................   $    (0.42)      $   (32.10)                                             $    (0.09)
                                              ==========       ==========                                              ==========
  Diluted income per share.................   $    (0.37)      $   (32.10)                                             $    (0.08)
                                              ==========       ==========                                              ==========
  Diluted weighted average shares
    outstanding............................    1,106,056            1,000                                 5,606,109(3)  6,713,165
                                              ==========       ==========                                 =========    ==========

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                             HISTORICAL
                                        ---------------------------------------------------------       PRO FORMA
                                         NUCLEUS(1)      HOLDING(1)      COMP-PRO       TELOS           ADJUSTMENTS    PRO FORMA
                                        ------------    -----------     ----------     ----------      -------------   ----------
Revenue.............................    $   11,787       $ 620,556       $149,178       $185,268       $      --       $ 966,789
Cost of revenues....................        13,136         431,506        125,329         93,693              --         663,664
Selling, general, &
  administrative expenses...........        32,606         384,272         22,848         95,712              --         535,438
Amortization expense................            --              --             --             --          25,201(4)       25,201
                                        ----------       ---------       --------       --------       ---------

Income (loss) from operations.......       (33,955)       (195,222)         1,001         (4,137)        (25,201)       (257,514)

Other income (expense)..............        (5,210)        (24,694)            --             --              --         (29,904)
                                        ----------       ---------       --------       --------       ---------

Income (loss) before taxes..........       (39,165)       (219,916)         1,001         (4,137)        (25,201)       (287,418)

Income tax expense (benefit)........            --              --            220             --            (220)(5)          --
                                        ----------       ---------       --------       --------       ---------

Net income (loss)...................    $  (39,165)      $(219,916)      $    781       $ (4,137)      $ (24,981)      $(287,418)
                                        ==========       =========       ========       ========       =========       =========

  Diluted loss income per
    share...........................    $    (0.03)      $ (219.92)                                                    $   (0.04)
                                        ==========       =========                                                     =========
  Diluted weighted average
    shares outstanding..............     1,129,827           1,000                                      5,606,109(3)   6,736,936
                                        ==========       =========                                     ==========      =========

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1999


                                                            HISTORICAL
                                       ----------------------------------------------------       PRO FORMA
                                        NUCLEUS(1)    HOLDING(1)     COMP-PRO       TELOS         ADJUSTMENTS         PRO FORMA
                                       ------------  ------------   ----------    ---------    -----------------     ------------
Current assets:
  Cash and cash equivalents.........   $        --    $   13,480     $    236     $    438     $        --           $    14,154
  Accounts receivable...............            --       229,438       41,080       35,505        (106,080)(6)            99,943
  Unbilled revenue..................            --       144,727           --           --              --               144,727
  Inventory.........................        34,489           118       18,566       30,219              --                83,392
  Other current assets..............            --        76,402           --        5,075              --                81,477
                                       -----------    ----------     --------     --------     -----------           -----------
    Total current assets............        34,489       464,165       59,882       71,237        (106,080)              523,693

Property, plant and equipment,
 net................................        19,000        38,359       13,003           84              --                70,446
Other assets........................            --            --        1,795       20,404              --                22,199
Intangibles, net....................        19,598            --           --       19,245       1,412,066(6)          1,450,909
                                       -----------    ----------     --------     --------     -----------           -----------
  Total assets......................   $    73,087    $  502,524     $ 74,680     $110,970     $ 1,305,986             2,067,247
                                       ===========    ==========     ========     ========     ===========           ===========

Current liabilities:
  Due to officers...................   $   200,104    $   33,317     $ 17,637     $     --     $   (17,637)(6)       $   233,421
  Current portion of long-term
     debt...........................         4,138            --           --           --              --                 4,138
  Accounts payable..................       171,385       668,237        7,799       67,456           7,799(6)            907,078
  Accrued expenses..................        16,950       282,206        5,215        6,680          14,785(6)(7)         325,836
  Due to former owners..............            --            --           --           --         160,000(6)(8)         160,000
  Due to Capital One, Inc...........            --        65,000       65,000           --         (65,000)(6)            65,000
                                       -----------    ----------     --------     --------     -----------           -----------
     Total current liabilities......       392,577     1,048,760       95,651       74,136          84,349             1,695,473
                                       -----------    ----------     --------     --------     -----------           -----------

Notes payable.......................         8,314            --           --           --              --                 8,314
                                       -----------    ----------     --------     --------     -----------           -----------

Stockholders' equity/(deficit):
  Common stock and paid in
    capital.........................     2,780,657         3,000       10,000          400       1,227,100             4,021,157
  Retained earnings/(deficit).......    (3,108,461)     (549,236)     (30,971)      36,434          (5,463)(6)        (3,657,697)
                                       -----------    ----------     --------     --------     -----------           -----------
    Total stockholders'
       equity/(deficit).............      (327,804)     (546,236)     (20,971)      36,834       1,221,637               363,460
                                       -----------    ----------     --------     --------     -----------           -----------
    Total liabilities and
       stockholders' equity/
       (deficit)equity..............   $    73,087    $  502,524     $ 74,680     $110,970     $ 1,305,986           $ 2,067,247
                                       ===========    ==========     ========     ========     ===========           ===========

         NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

1. Under terms of the merger agreement, Holding was merged with and into Nucleus, with Nucleus becoming the surviving corporation (the "Merger"). On April 15, 1999, the Merger was approved by the Board of Directors of both Holding and Nucleus, and required the holder of Nucleus Common Stock receive 5,307.109 shares of Holding Common Stock for each of its 1,000 outstanding shares. Accordingly, the pro forma condensed combined balance sheet as of March 31, 1999 gives effect to the issuance of 5,307,109 Holding common shares to consummate the Merger.

2. The historical results of operations of Holding for the year ended December 31, 1997, reflect the operations of Holding since April 30, 1997 (its inception).

3. Represents the issuance of 300,000 shares to consummate the acquisition of Telos and 5,307.109 shares for each share of Holding stock outstanding to consummate the merger. For diluted income/(loss) per share purposes, these shares have been weighted for the period such shares were actually outstanding.

4. Represents amortization expense associated with good will totalling $1,387,066 recorded in connection with the acquisitions amortized over 15 years and the Comp-Pro covenant-not-to-compete of $25,000 amortized compete over three years.

5. Represents the tax benefit available to the combined company's income from the operating losses applied to previously taxable income.

6. Nucleus has accounted for the acquisitions as purchases. The purchase prices have been allocated to the acquired assets and assumed liabilities based upon their estimated relative fair values based upon preliminary determination as follows:

     Total purchase price, including expenses...................  $1,482,500
     Current assets.............................................      90,039
     Other assets...............................................      54,531
     Liabilities assumed........................................      74,136
                                                                  ----------
     Excess purchase price over net assets acquired.............  $1,412,066

     Pro forma adjustments above have been reflected to record the purchase price as described above.

7.   Includes a $20,000 adjustment to accrue for acquisition costs.

8. Includes an adjustment to record $225,000 due to the former owners of Comp-Pro for the purchase. At March 31, 1999, Capital One, Inc. had advanced Holding $65,000 which was used to fund a portion of the purchase price.

     (c)  EXHIBITS.

          None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         NUCLEUS, INC.
                                         (Registrant)

Date:  August 16, 1999                    By: /s/ J. Theodore Hartley
                                             ----------------------------------
                                             J. Theodore Hartley
                                             Executive Vice President and Chief
                                             Financial Officer